UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2021

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Fiscal 2020 Named Executive Officer Bonuses

On March 8, 2021, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors of Motorola Solutions, Inc. (the “Company”), with the concurrence of the Board of Directors with respect to the Chairman and Chief Executive Officer, approved cash bonuses payable to the persons who will be considered “named executive officers” (“NEOs”) of the Company for fiscal 2020. The Company’s Executive Officer Short Term Incentive Plan goals approved by the Committee in February 2020 (the “2020 STIP”) contained targets for the Company’s non-GAAP operating earnings and free cash flow for fiscal 2020. In determining the bonuses payable under the 2020 STIP, the Company’s performance for fiscal 2020 was to be measured against these targets, with a minimum level of performance against the targets being required for bonuses to become payable under the 2020 STIP. Plan performance was expressed as a percentage (the “Corporate Performance Factor”), which would be applied to each plan participant’s bonus opportunity and adjusted for individual performance. Under the 2020 STIP, the Committee retained the right to terminate or amend the 2020 STIP in any respect, including by increasing or decreasing Company and individual incentive compensation targets, as well as by adjusting an individual’s incentive compensation up or down on a discretionary basis.

In 2020, the Company’s operations were negatively impacted by the COVID-19 pandemic, which reduced market demand for products (and therefore the Company’s revenue) and resulted in supply chain constraints. As a result, the Company’s non-GAAP operating earnings and free cash flow for fiscal 2020 fell short of the minimum thresholds for payout under the 2020 STIP. However, the Committee determined that the pandemic represented an extraordinary event outside of management’s control and that management had done an admirable job supporting key public safety and other essential customers during the year in a challenging environment. As the pandemic unfolded, management prioritized the protection of the health, safety and well-being of the Company’s employees by having the majority of its office workers work remotely, suspending employee travel, withdrawing from certain industry events, increasing the frequency of cleaning services, encouraging face coverings, and using thermal scanning. Management worked to protect the health, safety and well-being of the Company’s employees while continuing to lead the Company in servicing mission-critical networks on-site for the Company’s customers in order to continue to provide seamless operations. In addition, the Company’s sales teams continued to improve virtual engagement with customers and with our prioritization of research and development efforts, the Company’s engineering teams adapted the Company’s offerings to equip customers with the latest technology in an effort to protect their workplaces from the spread of COVID-19 and support essential customer workstreams. Although the Company’s revenue for fiscal 2020 decreased by 6% compared to fiscal 2019, management was able to grow the Software and Services segment revenue by 9% for the full year, sustain profitability levels comparable to the prior year through responsible cost management, achieve record backlog of $11.4 billion, and generate $1.6 billion in operating cash flow for the full year. In addition, management exceeded the financial outlook for the second half of the year provided to the investment community in July 2020.

In light of these factors and the Committee’s desire to recognize and reward management’s efforts during the pandemic, the Committee determined to award discretionary bonuses to the Company’s NEOs and authorized management of the Company to pay a similar discretionary bonus to employees who were eligible for an incentive award under the Company’s Annual Incentive Plan. Other factors that the Committee considered and that contributed to the Committee’s decision to apply its discretion to award such discretionary bonuses included each NEO’s significant individual contributions towards maintaining efficient operations in a highly uncertain and challenging environment, protecting the Company’s workforce, supporting key customers, and enabling essential workstreams to continue during the pandemic, along with the NEO’s in office in May 2020 voluntarily agreeing to a temporary reduction of base salary. Based on its assessment of the impact of the pandemic, the Committee determined that a discretionary bonus approximating 50 - 65% of the target amount under the 2020 STIP was reasonable and appropriate based on informed discretion. The Committee believes this approach is consistent with the Company’s pay-for-performance culture and fairly recognizes management’s successful efforts to mitigate the impacts of COVID-19 on the Company’s business and efforts to position the Company for a strong recovery and future growth.

Based on the above, each of the NEOs will be paid the following amounts of annual cash bonuses for fiscal 2020:

NEO	Title	Fiscal 2020 Bonus Payment
Greg Brown	Chairman and Chief Executive Officer	$1,421,875
Jason Winkler	EVP and Chief Financial Officer	$242,291
Mark Hacker	EVP, General Counsel and Chief Administrative Officer	$371,134
Kelly Mark	EVP, Software and Services	$349,808
Jack Molloy	EVP, Products and Sales	$435,861
Gino Bonanotte	Former Chief Financial Officer	$339,363

Approval of Chief Financial Officer Compensation

As previously disclosed, on June 30, 2020, the Board of Directors of the Company appointed Jason J. Winkler as Executive Vice President and Chief Financial Officer, effective July 1, 2020. In connection with Mr. Winkler’s continuing service to the Company, on March 8, 2021 the Committee approved the following actions:

•	Mr. Winkler’s annualized base salary was increased from $550,000 to $675,000.

•

Mr. Winkler’s target annual long-term incentive award opportunity was increased from $1.2 million in 2020 to $3.2 million for 2021. As previously disclosed, Mr. Winkler’s annual long-term incentive awards are performance-based and equity-based, consisting of performance stock options, market stock units and participation in the Motorola Solutions Long Range Incentive Plan, as amended and restated February 11, 2021 (the “LRIP”). In connection with the award under the LRIP, the Committee determined that the award under the LRIP would be 100% equity-based as performance stock units, vesting in one installment on March 8, 2024, subject to the achievement of applicable performance goals.

The Committee determined that such increases are appropriate given the complexity of Mr. Winkler’s role as Chief Financial Officer, as well as in order to better align the Company with practices of comparator companies to improve market competitiveness of Mr. Winkler’s long-term incentive target award opportunity and to continue to retain Mr. Winkler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: March 10 , 2021	By:	/s/ Kristin L. Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary